                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                               (AMENDMENT NO. ___)

Filed by the Registrant    [X]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement

[ ]      Confidential, for Use of Commission Only (as permitted by
         Rule 14a-6(e)(2))

[X]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           PACIFIC NORTHWEST BANCORP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
      (Name of Person(s) filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
      0-11.

      (1)    Title of each class of securities to which transaction applies:

      (2)    Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)    Proposed maximum aggregate value of transaction:

      (5)    Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)    Amount Previously Paid:

      (2)    Form, Schedule or Registration Statement No.:

      (3)    Filing Party:

      (4)    Date Filed:

                                     [LOGO]
                                    Pacific
                                   Northwest
                                    Bancorp


                                          March 22, 2002


Dear Shareholder:


     You are cordially invited to attend the Annual Meeting of Shareholders of Pacific Northwest Bancorp, to be held at the Seattle Art Museum Main Auditorium, 100 University, Seattle, Washington, on Tuesday, April 23, 2002, at 2:00 p.m., local time.


     The enclosed Notice of Annual Meeting of Shareholders and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of Pacific Northwest Bancorp. Directors and Officers of Pacific Northwest Bancorp, as well as a representative of Ernst & Young LLP, Pacific Northwest Bancorp's independent auditors, will be present to respond to any questions our shareholders may have.


     Please sign, date and return the enclosed proxy card. If you attend the meeting, you may vote in person, even if you have previously mailed a proxy card.


   We look forward to seeing you at the meeting.



                                          Sincerely,

                                          /s/ Stephen M. Walden

                                          Stephen M. Walden
                                          Chairman of the Board


                                          /s/ Patrick M. Fahey

                                          Patrick M. Fahey
                                          President and Chief Executive Officer

                                 VOTING METHODS


     If you are a shareholder of record, hold shares through a Pacific Northwest Bancorp stock benefit plan, or through a broker or bank, you may vote your shares through the Internet, by telephone or by mail. You may also revoke your proxy any time before the Annual Meeting. Voting through the Internet or by telephone will help the Company save administrative and postage costs. You may vote through the Internet or by telephone 24 hours a day until 11:59 p.m., Eastern Standard Time, on April 22, 2002. To vote:


BY INTERNET

    o Go to the Web site provided on the enclosed proxy card, 24 hours a day, seven days a week.

    o Enter the control number shown on the proxy card or electronic notification when prompted.

    o Follow the simple instructions.


BY TELEPHONE

    o On a touch-tone telephone, call toll-free the number printed on the enclosed proxy card or electronic notification, 24 hours a day, seven days a week.

    o Enter the control number shown on the proxy card or electronic notification when prompted.

    o Follow the simple recorded instructions.


BY MAIL

    o Mark your selections on the proxy card.

    o Date and sign your name exactly as it appears on your proxy card.

    o Mail the proxy card in the enclosed postage-paid envelope.

     If your shares are held in an account with a broker, bank or other third party (in "street name"), you will receive instructions from that third party (who is the holder of record) that you must follow in order for your shares to be voted.

                 YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

-------------------------------------------------------------------------------

                 E-DELIVERY OF FUTURE ANNUAL MEETING MATERIALS


   Pacific Northwest Bancorp is pleased to offer shareholders the choice to receive future annual reports and proxy materials electronically over the Internet instead of receiving paper copies through the mail. This will save Pacific Northwest Bancorp the costs of printing and mailing them. Whether you hold shares registered directly in your name ("registered shareholders"), through a Pacific Northwest Bancorp stock plan, or through a broker or bank ("street name shareholders"), you can enroll at the Web site www.investordelivery.com.

-------------------------------------------------------------------------------

                            PACIFIC NORTHWEST BANCORP


                             ---------------------
                            NOTICE OF ANNUAL MEETING
                                 OF SHAREHOLDERS
                             ---------------------

TIME ...................... 2:00 p.m., Pacific Standard Time, on Tuesday, April 23, 2002

PLACE ..................... Seattle Art Museum Main Auditorium
                            100 University
                            Seattle, Washington

ITEMS OF BUSINESS ......... 1. To elect four directors to hold office until the 2005 annual meeting of shareholders.
                            2. To take action on any other business that may properly be considered at the meeting or any adjournment thereof.

RECORD DATE ............... You may vote at the meeting if you were a shareholder of record at the close of business on March 1, 2002.

VOTING BY PROXY ........... If you cannot attend the meeting, you may vote your shares by telephone or over the Internet, or by
                            completing and promptly returning the enclosed proxy
                            card in the envelope provided. Telephone and Internet
                            voting procedures are described in General
                            Information About The Meeting And Voting on the
                            following pages, and on the proxy card provided to
                            you.

ANNUAL REPORT ............. Pacific Northwest Bancorp's 2001 Annual Report and 2001
                            Financial Information, which are not part of the proxy soliciting material, are enclosed.

                                          By Order of the Board of Directors,

                                          /s/ Cynthia Mason

                                          Cynthia Mason
                                          Secretary



   This Notice of Annual Meeting, Proxy Statement and accompanying proxy card are being distributed on or about March 22, 2002.

                            PACIFIC NORTHWEST BANCORP
                                1111 Third Avenue
                            Seattle, Washington 98101

                             ---------------------
                                 PROXY STATEMENT
                         Annual Meeting of Shareholders
                                 April 23, 2002
                            ---------------------
     We are providing these proxy materials in connection with the solicitation by the Board of Directors of Pacific Northwest Bancorp (the "Company") of proxies to be voted at the Company's Annual Meeting of Shareholders to be held on Tuesday, April 23, 2002, and at any adjournment of the meeting.


                GENERAL INFORMATION ABOUT THE MEETING AND VOTING


Who may vote at the meeting?

     The Board of Directors of the Company ("Board") has set March 1, 2002, as the record date for the meeting. If you were the owner of Company common stock at the close of business on March 1, 2002, you may vote at the meeting. You are entitled to one vote for each share of common stock you held on the record date, including:

    o Shares held for you in an account with a broker, bank or other nominee (shares held in "street name") or

    o Shares credited to your account in the Company's Employee Stock Ownership Plan (the "ESOP").

     Each share of your common stock has one vote on each matter to be voted on.

How many shares must be present to hold the meeting?

     A majority of the Company's outstanding common shares as of the record date must be present at the meeting in order to hold the meeting and conduct business. On the record date, there were 15,443,814 shares of Company common stock outstanding. Shares are counted as present at the meeting if you:

    o  Are present and vote in person at the meeting; or

    o Have properly submitted a proxy card or voted over the Internet or by telephone.

What proposals will be voted on at the meeting?

     There is one proposal scheduled to be voted on at the meeting:

    o Election of four directors to hold office until the 2005 Annual Meeting of Shareholders; and

How many votes are required to approve the proposal?

     The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors.

How are votes counted?

     You may either vote "FOR" or "WITHHOLD" authority to vote for each nominee for the Board of Directors. If you withhold authority to vote for the election of directors, your shares will not be voted with respect to the director or directors identified. If you just sign and submit your proxy card without voting instructions, your shares will be voted "FOR" each director nominee.

     If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. This is called a "broker non-vote." Shares for which there is a broker non-vote are not considered as entitled to vote on the proposal in question. This reduces the number of shares needed to approve the proposal.


How does the Board recommend that I vote?

     The Board recommends that you vote your shares "FOR" each of the director nominees.

How do I vote my shares without attending the meeting?

     Whether you hold shares directly, in a Pacific Northwest Bancorp stock plan or in street name, you may direct your vote without attending the Annual Meeting. If you are a shareholder of record or hold shares through a Pacific Northwest Bancorp stock plan, you may vote by granting a proxy. For shares held in street name, you may vote by submitting voting instructions to your broker or nominee. If you are a shareholder of record or hold stock through a Pacific Northwest Bancorp stock plan, you may vote:

    o By Internet or Telephone -- If you have Internet or telephone access, you may submit your proxy by following the "Vote by Internet" or "Vote by Telephone" instructions on the proxy card. If you vote by Internet or telephone, you do not need to return your proxy card.

    o By Mail -- You may vote by mail by signing and dating your proxy card and mailing it in the envelope provided. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity.

     For shares held in street name, you should follow the voting directions provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions by Internet or telephone. If you provide specific voting instructions by Internet, telephone or mail, your shares will be voted by your broker or nominee as you have directed.

     Internet and telephone voting facilities for shareholders of record will close at 11:59 p.m., Eastern Standard Time, on April 22, 2002.


How do I vote my shares in person at the meeting?

     If you are a shareholder of record, to vote your shares at the meeting you should bring the enclosed proxy card or proof of identification. You may vote shares held in street name at the meeting only if you obtain a signed proxy card from the record holder (broker or other nominee) giving you the right to vote the shares.

     Even if you plan to attend the meeting, we encourage you to vote by mail, telephone or Internet so your vote will be counted even if you later decide not to attend the meeting.


What does it mean if I receive more than one proxy card?

     It means you hold shares registered in more than one account. To ensure that all your shares are voted, sign and return each proxy card or, if you vote by telephone or Internet, vote once for each proxy card you receive.


May I change my vote?

     Yes. Whether you have voted by mail, telephone or Internet, you may change your vote and revoke your proxy card by:

    o Sending a written statement to that effect to the Secretary of the Company;

    o  Submitting a properly signed proxy card with a later date;

    o  Voting by telephone or Internet at a later time; or

    o  Voting in person at the Annual Meeting.


What are "the Bank" and "Original Pacific Northwest Bank?"

     The term "the Bank" as used in this Proxy Statement refers to Pacific Northwest Bank, the wholly-owned bank subsidiary of Pacific Northwest Bancorp. The term "Original Pacific Northwest Bank" as used in this Proxy Statement refers to the commercial bank subsidiary of the Company that used the Pacific Northwest Bank name prior to the merger of all the subsidiaries.


                       PROPOSAL 1 -- ELECTION OF DIRECTORS


Directors and Nominees

     The Board of Directors is divided into three classes approximately equal in size. The members of each class are elected to serve three-year terms with the term of office of each class ending in successive years. Gary M. Bolyard, Patrick M. Fahey, Clark H. Mock and Stephen M. Walden are the directors whose terms expire at this Annual Meeting and who have been nominated for re-election to the Board to serve until the 2005 Annual Meeting or until their successors are elected and qualified. All of the nominees are currently directors and were elected to the Board of Directors by the shareholders.

     All the nominees have indicated a willingness to serve if elected. However, if any nominee becomes unable to serve before the election, the shares represented by proxies may be voted for a substitute nominee designated by the Board, unless a contrary instruction is indicated on the proxy.


            NOMINEES FOR DIRECTOR FOR THREE-YEAR TERMS ENDING 2005


GARY M. BOLYARD                                              Director Since 1996

     Gary M. Bolyard, age 66, served as a director of Original Pacific Northwest Bank and Kittitas Valley Bank until they were merged into the Bank in 2000. Mr. Bolyard served as an executive officer of the Company and the Bank between August 1996 and his retirement on June 30, 1999. Prior to that time, he was the President, Chief Executive Officer and a director of Central Bancorporation and Central Washington Bank and a director of North Central Washington Bank.


PATRICK M. FAHEY                                             Director Since 1998

     Patrick M. Fahey, age 59, is President and Chief Executive Officer of the Company and Chairman, President and Chief Executive Officer of the Bank, positions he has held since April 2000. From June 1998 until April 2000, Mr. Fahey served as Vice Chairman/Commercial Banking of the Company. Mr. Fahey served as Chairman, President and Chief Executive Officer of Original Pacific Northwest Bank from 1988 until that company was merged into the Bank in 2000 and as a director of Kittitas Valley Bank and Bank of Tukwila until they were merged into the Bank in 2000. Mr. Fahey has served on the board of directors of Premera Blue Cross since 1999.


CLARK H. MOCK                                                Director Since 1993

     Clark H. Mock, age 65, is a management consultant in banking and real estate having retired in May 1993 as Executive Vice President and Chief Credit Officer of Seattle First National Bank. Mr. Mock's career with Seattle First National Bank covered all phases of credit administration together with the disposition of problem loans and assets.


STEPHEN M. WALDEN                                            Director Since 1988

     Stephen M. Walden, age 58, has served as the Chairman of the Company since April 2000. Mr. Walden served as President and Chief Executive Officer of the Company and the Bank from January 1990 until April 2000. Mr. Walden served as a director of Original Pacific Northwest Bank and Kittitas Valley Bank, until they were merged into the Bank in 2000. Mr. Walden has also served as a member of the board of directors of the Federal Home Loan Bank of Seattle since January 1998.

                THE BOARD RECOMMENDS A VOTE FOR THESE NOMINEES.

                   DIRECTORS CONTINUING IN OFFICE UNTIL 2003

C. STEPHEN LEWIS                                             Director Since 1988

     C. Stephen Lewis, age 59, recently retired from the position of President and Chief Executive Officer of Weyerhaeuser Real Estate Company, a real estate construction and development subsidiary of Weyerhaeuser Corporation with which he has been associated since 1970.


RUSSEL E. OLSON                                              Director Since 1988

     Russel E. Olson, age 70, retired in January 1995 as Vice President of Finance and Treasurer for Puget Sound Power & Light Company, an electric company with which he had been associated for over 35 years.


                   DIRECTORS CONTINUING IN OFFICE UNTIL 2004


LARRY CARLSON                                                Director since 1996

     Larry Carlson, age 69, is retired from the active practice of law with the firm of Carlson, McMahon & Sealby, PLLC in Wenatchee, Washington. He is involved in real estate development and serves as a director of Land Title of Chelan Douglas County, Inc. Mr. Carlson previously served on the board of directors of Central Bancorporation and Central Washington Bank.


MICHAEL T. CRAWFORD                                          Director since 1994

     Michael T. Crawford, age 63, is Vice President of Miles Sand and Gravel with which he has been associated since 1979. He formerly served as Vice President, General Manager of Concrete Nor'West, a subsidiary of Miles Sand and Gravel.


JEAN GORTON                                                  Director since 1991

     Jean Gorton, age 67, is a consultant to Trillium Corporation, Bellingham, Washington, a land development and resource management firm. Ms. Gorton has been associated with Trillium Corporation since 1983 and retired as Senior Vice President of Planning in July 1998. She served as a loaned executive to the College of Business and Economics at Washington State University in Pullman, Washington from 1996 through July 1998.


BETTY WOODS                                                  Director since 2001

     Betty Woods, age 63, retired in 2000 as Vice Chairman and Chief Executive Officer of Premera Blue Cross, after having served as Chief Executive Officer since 1993. Ms. Woods served as a director of Original Pacific Northwest Bank from 1996 until it was merged into the Bank in 2000 and currently serves as a director of Beckman Coulter, Inc. and as a Trustee at Western Washington University.


Board Committees and Meetings

     During the fiscal year ended December 31, 2001 the Board of Directors held ten meetings. The Board has an Executive/Governance Committee, an Audit/Compliance Committee (the "Audit Committee") and a Compensation/Stock Option Committee, (the "Compensation Committee"). During the fiscal year ended December 31, 2001 each Board member attended at least 75 percent of the aggregate of the meetings of the Board and of the committees on which he or she served and that were held during the period for which he or she was a Board or Committee member.

     The Executive/Governance Committee addresses all matters of corporate governance. The Executive Governance Committee also recommends to the Board criteria for selecting new Directors, nominees for Board memberships, and whether a Director should be invited to stand for re-election. The Executive/Governance Committee meets on an as-needed basis.

     The Audit Committee meets at least quarterly with the Company's management and independent auditors to, among other things, review the results of the annual audit and quarterly reviews and discuss the financial statements, recommend selection of independent auditors to the Board and receive and consider the auditors' comments as to controls, and procedures in connection with audit and financial reporting controls.

     The Compensation Committee acts as an ongoing advisory group to the Board on executive compensation policies and procedures and other compensation-related items that are corporate in nature (i.e., company-wide performance bonus plans, stock option plans, benefit plans, etc.). All compensation paid to employees is paid by the Bank, with the exception of Mr. Walden's salary which is paid by the Company. The Compensation Committee also administers the 1996 Outside Directors Stock Options-For-Fees Plan.

     The following table summarizes the membership of the Board and each of its committees (including the Compensation Committee of the Bank) as well as the number of times each met during fiscal 2001.




                                                       Executive/       Audit/
                                             Board     Governance     Compliance     Compensation
                                           --------   ------------   ------------   -------------
Mr. Bolyard ............................   Member                         *
Mr. Carlson ............................   Member       Member          Chair
Mr. Crawford ...........................   Member                      Member           Chair
Mr. Fahey ..............................   Member       Member
Ms. Gorton .............................   Member                      Member          Member
Mr. Lewis ..............................   Member        Chair                         Member
Mr. Mock ...............................   Member                      Member
Mr. Olson ..............................   Member                      Member
Mr. Walden .............................    Chair       Member
Ms. Woods ..............................   Member       Member                         Member
Number of Fiscal 2001 Meetings .........     10            4              6               5

----------
* Mr. Bolyard attends the Audit/Compliance Committee Meetings in an advisory capacity only.


Director Compensation

     Outside Director Compensation has three components: An annual retainer, a board meeting fee and a committee fee. The annual retainer for fiscal year 2001 was $8,000 increased pro rata to $10,000 on July 1, 2001. The 1996 Outside Directors Stock Options-for-Fees Plan (the "Director Plan"), provides that each Outside Director (a director who is not employed by the Company or any of its subsidiaries) may, prior to December 31 of each year for the ensuing year, elect from among three options: (i) receive the $8,000 retainer in cash, payable quarterly, (ii) receive an option covering 375 shares of Common Stock and a $4,000 retainer in cash, payable quarterly, or (iii) receive an option covering 750 shares of Common Stock. All stock options granted under the Director Plan are granted on the first business day of the calendar year and have an exercise price equal to the fair market value of the Company's common stock on the date of grant. Each option granted under the Director Plan has a five-year term and is exercisable on the first anniversary of the grant date. If a director leaves the Board prior to such date, all unexercisable options are cancelled.

     Effective in 2002 each Outside Director will have the option to receive their annual retainer: (1) in cash payable quarterly; or (2) one-half in cash ($5,000) payable quarterly and one-half in an option to purchase for $15,000 a number of shares determined by dividing 15,000 by the share price on the date of the grant; or (3) in an option to purchase for $30,000 a number of shares determined by dividing 30,000 by the share price on the date of the grant.

     In addition to the annual retainer, each Outside Director of the Company receives a board meeting fee of $1,000 per meeting unless the meeting is convened by telephone in which case the fee is $500. From January 1 through June 30 committee members received $400 for each committee meeting attended unless such meeting was held on the same day as a Board meeting, in which case the director received $200 for each committee meeting attended. Effective July 1, 2001 each committee member receives $600 per meeting attended unless the meeting is held on the same day as the Board meeting in which case the committee member receives $300 per meeting with the exception of the members of the Bank loan review committee who receive a committee fee of $600 per meeting regardless of when the meeting is held. Committee chairpersons receive an additional $200 per meeting.

     Outside Directors are also entitled to receive a $1,000 Board meeting fee ($500 if convened by telephone) for meetings of the Board of Directors of the Bank if held on a different day than the Board of Directors meeting of the Company. In 2001, all Board meetings of the Company and the Bank were held on the same day.

     Stephen M. Walden serves as Chairman of the Board of the Company, a non-executive officer position, under the terms of an employment agreement which expires on April 17, 2003. For serving as Chairman, Mr. Walden receives $5,500 per month. In 2001, Mr. Walden, as an employee of the Company, also received a contribution to the Company's ESOP in the amount of $3,300. Mr. Walden does not receive any additional compensation for serving as a member of the Board pursuant to the Director Plan or otherwise.

     Mr. Fahey does not receive any compensation for serving as a member of the Board of Directors.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table shows the number of shares of the Company's common stock beneficially owned as of March 1, 2002, by the Company's directors and nominees for director, executive officers identified in the Summary Compensation Table and all directors and executive officers as a group. As of that date, the Company was not aware of any shareholder owning 5 percent or more of the Company's common stock.


                                                                                                           % of
                                                                                 Number of Shares         Shares
Name                                                                          Beneficially Owned(1)     Outstanding
----                                                                         -----------------------   ------------
Directors:
Gary M. Bolyard ..........................................................            81,737(2)                *
Larry Carlson ............................................................            50,488(3)                *
Michael T. Crawford ......................................................            13,250                   *
Jean Gorton ..............................................................            12,449                   *
C. Stephen Lewis .........................................................            32,250                   *
Clark H. Mock ............................................................             7,000                   *
Russel E. Olson ..........................................................            11,346                   *
Stephen M. Walden ........................................................           388,166(4)(5)          2.51%
Betty Woods ..............................................................            11,000                   *
Executive Officers:
Patrick M. Fahey ** ......................................................           272,207(4)(6)          1.76%
George P. Brace(7) .......................................................            51,642(8)                *
Kim S. Brace(7) ..........................................................            48,040(9)                *
Bette J. Floray ..........................................................             3,512(4)                *
Charles A. Foisie ........................................................            12,226                   *
David H. Straus ..........................................................            35,218(4)(10)            *
All executive officers and Directors as a group (15) .....................         1,038,743                6.73%

----------
*     Less than 1% of shares outstanding.

**   Mr. Fahey also serves as a director of the Company.

(1) The amounts shown also include the following amounts of common stock which the indicated individuals have the right to acquire within 60 days of March 1, 2002, through the exercise of stock options granted pursuant to the Company's stock option plans: Mr. Carlson 750, Mr. Crawford 2,250, Ms. Floray 1,250, Ms. Gorton 1,125, Mr. Lewis 2,250, Mr. Mock 1,500, Mr. Olson 1,500, Mr. Fahey 34,125, Mr. Walden 87,750, Mr. Straus 2,750, Mr. Brace 5,214, Ms. Brace 5,713, and Mr. Foisie 9,500. Shares held in accounts under the Company's ESOP, as to which the holders have voting power but not investment power, are also included as follows: Mr. Fahey 5,015, Ms. Floray 162, Mr. Walden 41,254, Mr. Straus 5,105, Mr. Brace 4,208, Ms. Brace 4,258,
     and Mr. Foisie 726.

     In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of common stock if he or she has voting and/or investment power with respect to such security. The table includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table possess voting and/or investment power as follows.

(2)  Includes 3,390 shares held in an IRA account for the benefit of Mr.
     Bolyard.

(3)  Includes 5,254 shares held in an IRA account for the benefit of Mr.
     Carlson.

(4)  Does not include 536,622 shares held by the ESOP (not set forth in footnote
     (1) above) of which Messrs. Fahey, Walden and Straus and Ms. Floray are trustees, and over which they share equal voting power.

(5) Includes 2,476 shares owned by Mr. Walden's spouse, and 2,962 shares held in an IRA account for the benefit of Mr. Walden.

(6) Includes 26,703 shares held in an IRA account for the benefit of Mr. Fahey, 177 shares owned by Mr. Fahey's spouse, 705 shares held in an IRA account for the benefit of Mr. Fahey's spouse, and 592 shares owned by Mr. Fahey's minor children.

(7)  George Brace and Kim Brace are husband and wife.

(8) Includes 15,454 shares held in an IRA account for the benefit of Mr. Brace. Includes one-half of the shares held jointly by George Brace and Kim Brace, but does not include shares held by Kim Brace which are included in the above table.

(9) Includes 11,306 shares held in an IRA account for the benefit of Kim Brace. Includes one-half of the shares held jointly by George Brace and Kim Brace, but does not include shares held by George Brace which are included in the above table.

(10) Includes 592 shares held for the benefit of Mr. Straus' son.

Compliance With Section 16(a) of the Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers and persons who own more than 10 percent of a registered class of the Company's equity securities to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission (the "Commission"). The rules promulgated by the Commission under Section 16(a) of the Exchange Act require those persons to furnish the Company with copies of all reports filed with the Commission pursuant to Section 16(a).


     Based solely upon a review of Forms 3, Forms 4 and Forms 5, and amendments thereto, furnished to the Company pursuant to Rule 16(a)(3)(e) during the year ended December 31, 2001, and written representations of certain of its directors and officers that no Forms 5 were required to be filed, the Company believes that all directors, executive officers and beneficial owners of more than 10 percent of the common stock have filed with the Commission on a timely basis all reports required to be filed under Section 16(a) of the Exchange Act, except for three individuals who inadvertently did not file timely reports. Mr. Hulett did not file a timely report for the exercise of a stock option in January 2001. Ms. Gorton did not file a timely report for the exercise of a stock option in May 2001. Ms. Floray did not file a timely report for the purchase of stock in November 2001. The reports were promptly filed upon discovery of the oversights.

                             EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth the compensation earned by the Company's Chief Executive Officer and the five other most highly compensated executive officers who were serving as such as of December 31, 2001 (collectively, the "Named Officers") and each of whose aggregate compensation for fiscal 2001 exceeded $100,000 for services rendered in all capacities to the Company and its subsidiaries for that fiscal year.


                           Summary Compensation Table



                                                                                         Long-term
                                                                                        Compensation
                                                   Annual Compensation                     Awards
                                    -------------------------------------------------- -------------
                                                                                         Securities
                                                                       Other Annual      Underlying      All Other
Name and Position             Year        Salary           Bonus     Compensation (1)    Options(#)     Compensation
---------------------------- ------ -----------------   ----------- ------------------ ------------- -----------------
Patrick M. Fahey ........... 2001        $350,000               --         --              79,000        $ 23,751(2)
 President and Chief         2000         325,000         $125,000         --              30,000         438,669
 Executive Officer           1999         274,992          100,000         --               3,000          15,375
David H. Straus ............ 2001        $160,000               --         --              39,500        $ 16,997(3)
 Executive Vice              2000         155,833         $ 65,000         --                  --          18,710
 President/CCO               1999         147,500           50,000         --               2,500          21,458
Kim S. Brace ............... 2001        $160,000               --         --              44,500        $ 26,885(4)
 Executive Vice President    2000         151,370         $ 65,000         --                  --          16,385
                             1999         130,000           50,000         --               2,500          20,620
Charles A. Foisie .......... 2001        $160,000(5)            --         --              39,500        $ 17,810(6)
 Executive Vice President    2000         148,335         $ 30,998         --                  --          21,691
                             1999          96,150           30,883         --               4,000          13,015
Bette J. Floray(7) ......... 2001        $160,000               --         --              39,500        $ 19,400(8)
 Executive Vice President    2000          80,000               --         --               5,000           6,500
 and CFO                     1999              --               --         --                  --              --
George P. Brace ............ 2001        $146,948         $ 25,000         --              27,000        $ 24,243(9)
 Executive Vice President    2000         130,000           55,000         --               1,000          24,506
                             1999         130,000           45,000         --               1,750          22,686

----------
(1) Does not include amounts attributable to miscellaneous benefits received by executive officers. In the opinion of management, the Company's costs of providing such benefits to any individual executive officer during the year ended December 31, 2001, did not exceed the lesser of $50,000 or 10 percent of the total annual compensation reported for the individual.

(2) Includes contributions by the Company to the "make-whole" benefit plan of $6,466, the ESOP of $8,500 and to the 401(k) plan of $5,100 and an automobile allowance of $3,685. Does not include $305,928 related to a nonqualified benefit plan that was established by Original Pacific Northwest Bank, and distributed to Mr. Fahey in April 2001.

(3) Includes contributions by the Company to the "make-whole" benefit plan of $567, the ESOP of $8,000 and to the 401(k) plan of $4,800 and an automobile allowance of $3,630.

(4) Includes contributions by the Company to the "make-whole" benefit plan of $11,901, the ESOP of $8,000 and to the 401(k) plan of $4,800 and an automobile allowance of $1,384.

(5) Of the $160,000 salary, $14,400 was deferred as allowed by the 2000 Deferred Compensation Plan.

(6) Includes contributions by the Company to the "make-whole" benefit plan of $35, the ESOP of $8,030 and to the 401(k) plan of $4,418 and an automobile allowance of $5,327.

(7) Ms. Floray served as a consultant to subsidiaries of the Company in 1999 and 2000. In 1999 she received consulting fees of $36,080 from subsidiaries of the Company, and in 2000 she received consulting fees of $81,598 from subsidiaries of the Company. She became an employee of the Bank on July 1, 2000.

(8) Includes contributions by the Company to the ESOP of $8,000 and to the 401(k) plan of $2,400 and an automobile allowance of $9,000.

(9) Includes contributions by the Company to the "make-whole" benefit plan of $8,419, the ESOP of $8,500 and to the 401(k) plan of $4,842 and an automobile allowance of $2,483.

     Employment Agreements. In conjunction with the acquisition of Original Pacific Northwest Bank by the Company in 1998, Original Pacific Northwest Bank entered into employment agreements with Kim Brace and George Brace to encourage them to continue their employment with the Bank through June 15, 2001. Under the terms of the agreements, each had the option to terminate their employment at any time between June 2000 and December 2000, and receive a single cash payment in an amount equal to their W-2 income before salary deferrals over the twelve months preceding the date of termination (the "Severance Benefit"). In 2000, the Bank extended George Brace's employment through June 15, 2002, by amending his agreement to provide that if, during the extension period, he voluntarily terminates his employment, or if his employment is terminated due to death or disability, he or his estate is entitled to receive the Severance Benefit. The Bank is presently negotiating a further extension of the term of Mr. Brace's agreement. In 2001, the Bank entered into a new employment agreement with Kim Brace extending her employment term through June 15, 2003, and providing that if, during the term of her agreement, she voluntarily terminates her employment, or if her employment is terminated due to death or disability, she or her estate is entitled to receive the Severance Benefit. The Braces do not participate in the severance pay and change in control agreements entered into with the other executive vice presidents, David H. Straus, Charles A. Foisie and Bette J. Floray.

     Severance Pay and Change in Control Agreements. In fiscal 2000, the Company entered into a severance/change in control agreement with Mr. Fahey. The agreement provides for payment to Mr. Fahey of an amount equal to his W-2 income before salary deferrals for the twelve-month period preceding termination of his employment (excluding the payment previously made to Mr. Fahey relating to his employment agreement with Original Pacific Northwest Bank) if the Company terminates his employment without cause or he terminates his employment for good reason. If Mr. Fahey leaves his employment with the Company, whether voluntarily or involuntarily, (other than discharge for cause) within twelve months after a change of control occurs (or before a change of control occurs if, prior to the termination of his employment, the Board has authorized proceeding with negotiations which result in a change of control), he will receive an amount equal to two times his W-2 income before salary deferrals for the twelve-month period preceding termination of his employment. This agreement terminates upon the voluntary resignation, retirement, disability or death of Mr. Fahey, except that if he should become disabled or die after the Board of Directors has authorized negotiations which result in a change in control of the Company or within twelve months after a change in control has occurred, if Mr. Fahey is then employed by the Company, the change in control payment would be due to Mr. Fahey or his estate.

     The Company has entered into an employment agreement with its former President and Chief Executive Officer, Stephen M. Walden, that provides for severance benefits in the event of termination. Mr. Walden is now employed as Chairman of the Board of the Company, a non-executive position. The agreement is for a three-year term expiring on April 17, 2003. Mr. Walden is not entitled to receive any additional compensation for serving as a member of the Board pursuant to the Director Plan or otherwise. Under the terms of Mr. Walden's employment agreement, in the event of his termination by the Company for cause, Mr. Walden will be paid the entire severance benefit he was entitled to receive under the Bank's severance pay plan ($486,500). If Mr. Walden resigns, or his employment terminates by reason of his death or disability or a change in control of the Company, his severance benefit would be increased by a factor of ..75 percent a month (compounded annually) for each month he served as Chairman of the Company prior to the date of termination. In the event of his termination by the Company without cause, Mr. Walden's severance benefit would be increased to $630,032. The amount of Mr. Walden's severance benefit under the agreement is generally subject to reduction for any gains realized by Mr. Walden on his outstanding stock options from the Company. The severance benefit is due and payable following the exercise or expiration of Mr. Walden's options or the termination of his employment agreement, whichever is later, except in the event of a change in control within one year, when payment would be due upon termination of the agreement.

     The Bank entered into severance pay agreements and change in control agreements in 2000 with David H. Straus, Charles A. Foisie and Bette J. Floray. Under the severance pay agreements, if employment is terminated by the Bank for any reason other than gross misconduct, or by reason of death or disability, the employee will receive a severance payment equal to six months' total compensation

(salary plus bonus) plus an additional month's severance payment for each additional twelve months of employment after four years, up to a maximum of twelve months' severance pay. Further, in the event of a change in control of the Company or the Bank, the employee would receive twelve months' severance pay unless he or she is offered substantially equivalent employment by a successor entity (including comparable salary and benefits, responsibilities and geographical area) and is not terminated by such successor entity within one year following the change in control. This agreement generally defines a change in control as the acquisition of all or a substantial part of the Company or the Bank, the merger of the Company or the Bank into another company that is the surviving company, the sale of substantially all of the assets of the Company or the Bank to another company, or a hostile acquisition of substantially all of the stock of the Company or the Bank.

     Under the change in control agreements, upon a change in control the employee would be entitled to a position with the same or similar responsibility or authority, in the same geographical area and with total annual compensation (salary plus bonus) and other benefits equal to or in excess of the total annual compensation and benefits available to him or her during the prior twelve months. This agreement generally defines a change in control to include a merger involving the Company, an acquisition of the Company by another institution or entity, a sale of substantially all of the assets of the Company, a change in beneficial ownership of 25 percent of the Company stock or a change in the majority of the Board of Directors. The term of the employment agreement with the successor entity would be four years; provided, however, that the employer may terminate the agreement earlier, but would be obligated to pay the employee an amount equal to two years' total compensation. The change in control agreement excepts termination by the successor entity for the employee's gross or criminal misconduct, in which case no compensation would be due under that agreement. Further, the employee may terminate the change in control agreement during the 25th month of the term through the 30th month of the term, and receive a single cash payment in an amount equal to his or her total annual salary for the prior calendar year plus any year-end bonus.

     Further, all options granted to executive officers and other persons pursuant to the Company's Incentive Stock Option Plan provides that in the event of a change in control or imminent change in control of the Company, all outstanding options become immediately exercisable and the optionee may, at the discretion of the Committee, be entitled to receive cash in an amount equal to the fair market value of the common stock subject to any incentive stock option over the option price of such shares in exchange for the surrender of such options.

     Certain Transactions With Management. As part of the executive management group change in control plan, the Bank entered into individual change in control agreements with each of its executive officers (and certain other executives), in addition to the executive officers named in the Summary Compensation Table, containing substantially the same terms as the change in control agreements described under the heading "Severance Pay and Change in Control Agreements."

     Option Grants in Last Fiscal Year. The following table sets forth information concerning the grant of stock options to the Chief Executive Officer and the other Named Officers during the fiscal year ended December 31, 2001.


                                  Option Grants



                                            Individual Grants                 Potential Realizable Value At
                            --------------------------------------------------    Assumed Annual Rates of
                             Number of    % of Total                           Stock Price Appreciation for
                               Shares       Options                                 Option Term(2)
                             Underlying   Granted to    Exercise              -----------------------------
                              Options      Employees     Price     Expiration
Name                        Granted (1)    in Period   ($/Share)      Date       5% ($)      10% ($)
----                        -----------    ---------   ---------   ---------- ----------- -------------
Patrick M. Fahey .........    45,000                   $  17.47     5/07/11    $494,406    $1,252,921
                              34,000         12.85%       21.08    12/17/11     450,741     1,142,267
David H. Straus ..........    30,000                      17.47     5/07/11     329,604       835,290
                               9,500          6.43%       21.08    12/17/11     125,942       319,163




                                           Individual Grants
                           --------------------------------------------------      Potential Realizable Value At
                             Number of    % of Total                                 Assumed Annual Rates of
                               Shares       Options                                Stock Price Appreciation for
                             Underlying   Granted to    Exercise                          Option Term(2)
                              Options      Employees     Price     Expiration    ------------------------------
Name                        Granted (1)    in Period   ($/Share)      Date            5% ($)        10% ($)
----                       ------------- ------------ ----------- -----------       ----------    ----------
Kim S. Brace(3) ..........     35,000                     17.47     5/07/11          384,538       974,494
                                9,500         7.23%       21.08    12/17/11          125,942       319,163
George P. Brace(3) .......      2,500                     17.47     5/07/11           27,467        68,607
                               15,000                     18.86     6/18/11          177,914       450,870
                                9,500         4.39%       21.08    12/17/11          125,942       319,163
Charles A. Foisie ........     30,000                     17.47     5/07/11          329,604       835,290
                                9,500         6.43%       21.08    12/17/11          125,942       319,163
Bette J. Floray ..........     30,000                     17.47     5/07/11          329,604       835,290
                                9,500         6.43%       21.08    12/17/11          125,942       319,163

----------
(1) Each option granted vests at the rate of 33.3 percent per annum, with the exception of Mr. Fahey's options which vest one year from the date of grant. Options will become immediately exercisable in the event of a change in control of the Company. Each option was granted under the Company's Option Plan and has an exercise price equal to the fair market value of the common stock on the date of grant.

(2) The hypothetical dollar gains under these columns result from calculations required by the Securities and Exchange Commission rules. The gains are based on assumed compound rates of stock price appreciation of 5 percent and 10 percent from the date the options were granted over the full option term. The actual value, if any, that the executive officers may realize will depend on the spread between the market price and the exercise price on the date the option is exercised. Actual gains, if any, on stock options exercised and common stock holdings are dependent upon future performance of the Company and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

(3) Does not include options held by spouse whose options are separately reflected in the table.


     Option Exercise/Value Table. The following information is presented for the Chief Executive Officer and the other Named Officers with respect to options exercised during the fiscal year ended December 31, 2001 and remaining unexercised at the end of fiscal 2001.


                Aggregated Option Exercises in Last Fiscal Year
                           and Year-end Option Values



                                                                  Number of Securities           Value of Unexercised
                                                                 Underlying Unexercised          In-the-money Options
                                  Shares                          Options At Year-end         At Fiscal Year-end ($)(1)
                                Acquired On       Value      ------------------------------  ----------------------------
Name                           Exercise (#)    Realized ($)   Exercisable    Unexercisable    Exercisable   Unexercisable
----------------------------  --------------  -------------  -------------  ---------------  ------------- --------------
Patrick M. Fahey ...........      2,963         $32,830         34,125          81,375          $151,290      $154,144
David H. Straus ............        -0-             -0-          2,750          41,250             3,700        98,702
Kim S. Brace(2) ............        -0-             -0-          5,713          46,250            41,813       115,502
George P. Brace(2) .........        -0-             -0-          5,214          28,999            42,618        39,483
Charles A. Foisie ..........        -0-             -0-          9,500          42,000             5,920       101,206
Bette J. Floray ............        -0-             -0-          1,250          43,250             8,075       119,670

----------
(1) On December 31, 2001, the closing price of the common stock was $20.46 per share. For purposes of the foregoing table, stock options with an exercise price less than that amount are considered to be "in-the-money" and are considered to have a value equal to the difference between this amount and the exercise price of the stock option multiplied by the number of shares covered by the stock option.
(2) Does not include options held by spouse whose options are separately reflected in the table.

1993 Incentive Stock Option Plan

     The 1993 Incentive Stock Option Plan, as amended (the "Option Plan"), provides for the grant of incentive stock options and nonstatutory stock options to all officers and employees of the Company and its subsidiaries, as well as other persons who render services to the Company.

     The Option Plan is administered by a committee of non-employee directors and currently provides for the grant of up to 2,166,000 (as adjusted for a 3:2 split) shares of the Company's common stock in the form of options.


                    REPORT OF THE COMPENSATION COMMITTEE(1)

     The Compensation Committee is responsible for evaluating the performance of the Chief Executive Officer of the Company and approving an appropriate compensation level. The Committee also administers the Director Plan. The Committee is responsible for establishing and implementing all compensation policies of the Company and its subsidiaries, as well as setting the compensation for the executive officers of the Company's subsidiaries. The Chief Executive Officer evaluates the performance of the executive vice presidents and recommends to the Committee individual compensation levels for approval by the Committee.

     The Committee believes that a compensation plan for executive officers should take into account management skills, long-term performance results and shareholder returns. The principles underlying compensation policies are: (i) to attract and retain key executives who are highly qualified and are vital to the long-term success of the Company and its subsidiaries; (ii) to provide levels of compensation competitive with those offered by other comparably sized financial institutions in the Pacific Northwest; (iii) to motivate executives to enhance long-term shareholder value by helping them build their own ownership in the Company; and (iv) to integrate the compensation program with the Company's long-term strategic planning and measurement processes.

----------
(1) This section is not "soliciting material," is not deemed "filed" with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.


     The current compensation plan involves a combination of salary, bonuses to reward short-term performance, deferred compensation, and grants of stock options to encourage long-term performance. The salary levels of executive officers are designed to be competitive within the banking and financial services industries. The Committee annually reviews a peer group of comparable institutions, and in fiscal year 2001 again retained a nationally recognized compensation consulting firm to assist the Committee in establishing competitive salary levels. Individual annual performance is reviewed to determine appropriate salary adjustments.

     A performance bonus plan is in effect for the officers of the Company and its subsidiaries, which is designed to compensate for achievement of financial performance objectives. The plan provides for bonuses of up to 70 percent of salary for the chief executive officer, and up to 55 percent of salary for executive vice presidents. Approximately half of the performance bonus is based on quantifiable data such as return on average equity and net income per share. The remainder is based on achievement of stated annual performance objectives and sustained individual performance and contribution to the Company's results.


     In light of the many challenges facing the Company in 2001, at the end of calendar 2000, Mr. Fahey requested that the Compensation Committee not consider awarding him a bonus in 2001. The Committee honored this request, and Mr. Fahey received no bonus in 2001.

     The Committee awards stock options to employees of the Company and its subsidiaries in accordance with the provisions of the Amended and Restated 1993 Incentive Stock Option Plan approved by the Board of Directors and the shareholders. Stock options are the Company's primary long-range compensation program designed to reward performance that benefits shareholders. Awards of stock options are intended to provide employees with increased motivation and incentive to exert their best efforts on behalf of the Company by enlarging their personal stake in its success through the opportunity to increase the value of their stock ownership in the Company. Options issued to employees are at a price equal to the average of the closing bid and ask prices of the common stock on the date of the grant in order to ensure that any value derived from the grant is realized by shareholders generally. The number of options granted to an employee is based on the employee's performance and relative responsibilities within the Company. Options may have a deferred vesting schedule and are not exercisable prior to vesting.


     During the fiscal year ended December 31, 2001, the Committee granted stock options totaling 614,613 shares to employees of the Company and its subsidiaries.


                                              Michael T. Crawford, Chairman
                                              Jean Gorton
                                              C. Stephen Lewis
                                              Betty Woods

                        REPORT OF THE AUDIT COMMITTEE(2)


     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the consolidated financial statements and the reporting process, including the system of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited consolidated financial statements for the fiscal year ended December 31, 2001, with management and the independent auditors who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States. The review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of nonaudit services with the auditors' independence.

     The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with internal and independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting.

     The members of the Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee's consideration and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with auditing standards generally accepted in the United States, and that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's auditors are in fact "independent."

     The Committee acts pursuant to the Audit Committee Charter. Each of the members of the Committee qualifies as an "independent" director under the current listing standards of the National Association of Securities Dealers
(NASD).

     In reliance on the review and discussions above, the Committee recommended to the Company's Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

                                              Larry Carlson, Chairman
                                              Michael T. Crawford
                                              Clark H. Mock
                                              Jean Gorton
                                              Russel E. Olson

----------
(2) This section is not "soliciting material," is not deemed "filed" with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                    SHAREHOLDER RETURN PERFORMANCE GRAPH(3)


     The following graph compares the cumulative total shareholder return on the Company's common stock with the cumulative total return on the Nasdaq (U.S. Companies) Index and peer groups of the SNL Thrift Index, the SNL $1-$5 Billion Asset Thrift Index, the SNL Western Thrift Index, and SNL $3-$5 Billion Asset Bank Index. Total return assumes the reinvestment of all dividends.


                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                            PACIFIC NORTHWEST BANCORP

                            Total Return Performance

[GRAPHIC OMITTED]


                                                                     Period Ending
                                      ----------------------------------------------------------------------------
Index                                  12/31/96     12/31/97     12/31/98     12/31/99     12/31/00      12/31/01
-----------------------------------   ----------   ----------   ----------   ----------   ----------   -----------
Pacific Northwest Bancorp .........      100.00       119.07       106.90        95.51        71.28        108.79
NASDAQ - Total US** ...............      100.00       122.48       172.68       320.89       193.01        153.15
SNL Thrift Index ..................      100.00       170.16       149.66       122.25       195.21        208.65
SNL $1B-$5B Thrift Index ..........      100.00       177.50       159.33       142.69       172.47        245.89
SNL Western Thrift Index ..........      100.00       165.14       142.15       113.94       225.08        208.38
SNL $1B-$5B Bank Index ............      100.00       166.77       166.38       152.91       173.52        210.83

----------
* Assumes that the value of the investment in the Company's common stock and each index was $100 on December 31, 1995, and that all dividends were reinvested. In future years, the above three thrift indices will be omitted, as the Bank is no longer a thrift institution.


** Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2002. Used with permission. All rights reserved. SNL Securities is the source of the graph and accompanying table.

(3) This section is not "soliciting material," is not deemed "filed" with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

     Certain transactions involving loans, deposits, credit cards and sales of commercial paper, certificates of deposit and other money market instruments and certain other banking transactions occurred during 2001 between the Bank and certain directors or executive officers of the Company and its subsidiaries, members of their immediate families, corporations or organizations of which any of them is an executive officer or partner or of which any of them is the beneficial owner of 10 percent or more of any class of securities, or associates of the directors, the executive officers or their family members. The transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, that prevailed at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

     Mr. Fahey is a member of the board of directors of Premera Blue Cross, an insurance health care provider. Subsequent to Mr. Fahey's election to the Premera board, the Company called for and reviewed bids from various insurance carriers with respect to health care insurance for the Company and its subsidiaries. After reviewing the bids, management accepted Premera's bid and Premera continues to provide health insurance for the Company. All negotiations with Premera are conducted through a third party retained by the Company.


                              INDEPENDENT AUDITORS

     Ernst & Young LLP, currently serves as the Company's independent auditors. As has historically been the practice of the Company, the formal selection of independent auditors for the fiscal year ending December 31, 2002, will not be made by the Board of Directors until after the Annual Meeting. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement if he or she so desires.

Fees Billed To The Company By Ernst & Young LLP During Fiscal 2001

     Audit Fees. The fees of Ernst & Young LLP for the fiscal 2001 annual audit were $389,000.

     Audit-related Services. The fees of Ernst & Young LLP for audit-related services during fiscal 2001 were $28,300, including benefit plan and registration statement related services.

     Financial Information Systems Design and Implementation Fees. Aggregate fees charged by Ernst & Young LLP during the fiscal year ended December 31, 2001, for professional services related to financial information systems design and implementation were $0.

     All Other Fees. The fees of Ernst & Young LLP for fiscal 2001 for all services, other than the services covered under the headings "Audit Fees," "Audit-Related Services" and "Financial Information Systems Design and Implementation Fees," were $83,432 for tax services.


                                OTHER INFORMATION


Expenses of Solicitation

     The Company will bear the costs of soliciting proxies, including the reimbursement to record holders of their expenses in forwarding proxy materials to beneficial owners. Directors, officers and regular employees of the Company, without extra compensation, may solicit proxies personally or by mail, telephone, facsimile or electronic mail.


Shareholder Proposals

     Under the Company's Bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a shareholder entitled to vote who has delivered notice to the Company (containing certain information specified in the Bylaws) not less than 120 and not more than 150 days prior to the first anniversary of the date of the Company's Proxy Statement released to shareholders in connection with the previous year's annual meeting. These requirements are separate from and in addition to the Securities and Exchange Commission's requirements that a shareholder must meet in order to have a shareholder proposal included in the Company's Proxy Statement.


     Shareholders interested in submitting a proposal for inclusion in the proxy materials for the Annual Meeting of Shareholders in 2003 may do so by complying with the requirements of the Rules and Regulations promulgated by the Securities and Exchange Commission applicable to such shareholder proposals. To be eligible for inclusion, shareholder proposals must be received by the Company's Secretary no later than November 27, 2002.

Other

     The Company's 2001 Annual Report with 2001 Financial Information is being sent to shareholders of record as of March 1, 2002, together with this Proxy Statement.


     The Company will furnish to shareholders without charge a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as filed with the Securities and Exchange Commission, upon receipt of written request addressed to Pacific Northwest Bancorp, 1111 Third Avenue, Suite 250, Seattle, WA 98101.


     The Board of Directors knows of no other matters to be presented at the Annual Meeting. If any other business properly comes before the Annual Meeting or any adjournment thereof, the proxies will vote on that business in accordance with their best judgment.


                                        BY ORDER OF THE BOARD OF DIRECTORS,

                                    /s/ Cynthia Mason

                                        Cynthia Mason
                                        Secretary

--------------------------------------------------------------------------------

                           PACIFIC NORTHWEST BANCORP


                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 23, 2002

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


     The undersigned hereby constitutes and appoints PATRICK M. FAHEY and GLEN
P. GARRISON, or either of them, proxies with full power of substitution to vote all shares of common stock of Pacific Northwest Bancorp owned of record by the undersigned on March 1, 2002, at the Annual Meeting of Shareholders of Pacific Northwest Bancorp to be held on April 23, 2002, or any adjournment(s) thereof.

     THIS PROXY AUTHORIZES EACH OF THE PERSONS NAMED ABOVE TO VOTE AT HIS OR HER DISCRETION ON ANY OTHER MATTER THAT MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. IF THIS CARD CONTAINS NO SPECIFIC VOTING INSTRUCTIONS, MY
(OUR) SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

--------------------------------------------------------------------------------

[PACIFIC NORTHWEST BANCORP LOGO]

PACIFIC NORTHWEST BANCORP
1111 THIRD AVENUE, SUITE 250
SEATTLE, WA 98101


AUTO DATA PROCESSINIG
INVESTOR COMM SERVICES
ATTENTION:
TEST PRINT
51 MERCEDES WAY
EDGEWOOD, NY
11717


VOTE BY INTERNET - [www.proxyvote.com]
Use the Internet to transmit your voting instructions anytime before 11:59 p.m. EDT on April 22, 2002. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.


VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions before 11:59 p.m. EDT on April 22, 2002. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.


VOTE BY MAIL -
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Pacific Northwest Bancorp, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.






                         123,456,789,012.00000

CONTROL NUMBER                    000000000000

ACCOUNT NUMBER             1234567890123456789

                                                                              PAGE     2 OF      2


TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:    X                PCIFC1          KEEP THIS PORTION FOR YOUR RECORDS
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                               DETACH AND RETURN THIS PORTION ONLY
                                         THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
===================================================================================================================================
PACIFIC NORTHWEST BANCORP

The Board of Directors recommends a vote "FOR"    03           0000000000                 214748609210
Proposal 1.



PROPOSAL 1.  Election of Directors.              FOR    WITHHOLD   FOR ALL     To withhold authority to vote, mark "For All Except"
                                                 ALL      ALL      EXCEPT      and write the nominee's number on the line below.
01) Gary M. Bolyard    03) Clark H. Mock
02) Patrick M. Fahey   04) Stephen M. Walden     [ ]      [ ]       [ ]        ----------------------------------------------------


Please sign exactly as your name or names appear on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian or custodian, please give full title. If more than one trustee, all should sign. If a corporation, partnership or limited liability, please sign in full company name by president or other authorized officer.


If you plan to attend the Annual Meeting, please check this box.               [ ]        AUTO DATA PROCESSING
                                                                                          INVESTOR COMM SERVICES
If you have Address Changes and/or Comments, please mark this box and                     ATTENTION:
indicate on the right.                                                                    TEST PRINT
                                                                               [ ]        51 MERCEDES WAY
                                                                                          EDGEWOOD, NY
                                                                                          11717
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
PROMPTY USING THE ENCLOSED ENVELOPE.



---------------------------------------------- -------------           ----------------------------------- --------  123,456,789,012
                                                                                                                           69466ME99
---------------------------------------------- -------------           ----------------------------------- --------               20
Signature [PLEASE SIGN WITHIN BOX]              Date         P45733    Signature (Joint Owners)            Date

===================================================================================================================================
